Exhibit 2.2
FIRST AMENDMENT TO MERGER AGREEMENT
     THIS FIRST AMENDMENT TO MERGER AGREEMENT (this “First Amendment”) is entered into as of the 20th day of June, 2007, by and among the Persons listed as “Owners” on the signature pages hereto (collectively the “Owners”). LOS Acquisition Co., a Georgia corporation (“Acquirer”), Life of the South Corporation, a Georgia corporation (the “Company”) and N.G. Houston, III as the Stockholder Representative
     WHEREAS, each party hereto is a party to that certain Agreement and Plan of Merger dated as of March 7, 2007 (“Merger Agreement”); and
     WHEREAS, the parties desire to amend the Merger Agreement in accordance with Section 11.6 thereof.
     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, the Parties agree as follows:
     1. Capitalized Terms. Unless otherwise defined in this First Amendment, all capitalized terms used herein shall have the meanings ascribed to such terms in the Merger Agreement.
     2. Option Cash Out.
(a) Section 3.4(a)(i) hereby is revised to read in its entirety as follows:
“(i) Cash out all of the outstanding Options held at that time by N.G. Houston III, Robert H. Hudson, Gary M. Simmons and Marcella Hughes, 5,000 outstanding Options held at that time by William Chastain Wardlaw and 10,000 outstanding Options held at that time by Richard Kahlbaugh under the Life of the South Corporation Key Employees Stock Option Plan (1995); and”.
     3. Counterparts. This First Amendment may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile shall be effective as delivery of an originally executed counterpart to this Agreement.
     4. Effect of First Amendment. Except as set forth in this First Amendment, the terms and provisions of the Merger Agreement (a) are hereby ratified and confirmed, and (b) shall be and remain in full force and effect.
BALANCE OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

OWNERS: SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.
By:	Summit Partners PE VII, L.P.
Its General Partner
By:	Summit Partners PE VII, LLC
Its General Partner

By:	[Illegible]
Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.
By:	Summit Partners PE, VII, L.P.
Its General Partner
By:	Summit Partners PE VII, LLC
Its General Partner

By:	[Illegible]
Member

SUMMIT SUBORDINATED DEBT FUND III-A, L.P.
By:	Summit Partners SD III, L.P.
Its General Partner
By:	Summit Partners SD III, LLC,
Its General Partner

By:	[Illegible]
Member

Signature Page — First Amendment to Merger Agreement

SUMMIT SUBORDINATED DEBT FUND III-B, L.P.
By:	Summit Partners SD III, L.P.
Its General Partner
By:	Summit Partners SD III, LLC,
Its General Partner

By:	[Illegible]
Member

SUMMIT INVESTORS VI, L.P.
By:	Summit Partners VI (GP), L.P.
Its General Partner
By:	Summit Partners VI (GP), LLC
Its General Partner

By:	[Illegible]
Member

Signature Page — First Amendment to Merger Agreement

LOS ACQUISITION CO: LOS ACQUISITION CO.
By:	[Illegible]
Name:
Title:

COMPANY: LIFE OF THE SOUTH CORPORATION
By:	/s/ Richard Kahlbaugh
	Name:	Richard Kahlbaugh
	Title:	President

STOCKHOLDER REPRESENTATIVE:
/s/ N. G. Houston, III
N. G. HOUSTON, III

Signature Page — First Amendment to Merger Agreement